                                                                   EXHIBIT 23.08



                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

   CHICAGO                        875 Third Avenue             WASHINGTON, D.C.
   ______                     New York, New York 10022              ______
   DALLAS                      Telephone 212 906 2000               LONDON
   ______                      Facsimile 212 906 2021               ______
 LOS ANGELES                                                       SINGAPORE
                                    Founded 1866                    ______
                                                                     TOKYO

WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS



                           CONSENT OF SIDLEY & AUSTIN



          Sidley & Austin hereby consents to all references made to it in the Registration Statement on Form S-1 of ML JWH Strategic Allocation Fund L.P. and ML JWH Strategic Joint Venture LLC, as filed with the Securities and Exchange Commission on March 6, 1998.



Date:     March 6, 1998



                                    Very truly yours,



                                    Sidley & Austin